Exhibit 99.1

Commonwealth Biotechnologies, Inc.

Consolidated Financial Statements as of June 30 2007 and for the Six Month Periods Ended June 30, 2007 and 2006 (Unaudited), and the Years Ended December 31, 2006 and 2005.

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Board of Directors and Stockholders

Commonwealth Biotechnologies

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Commonwealth Biotechnologies, Inc. as of June 30, 2007, December 31, 2006, and December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2007, and the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Biotechnologies, Inc. at June 30, 2007, December 31, 2006, and December 31, 2005, and the results of its operations and its cash flows for the six months ended June 30, 2007 and for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Richmond, Virginia

December 21, 2007

Consolidated Balance Sheets

		December 31,
	June 30, 2007	2006	2005
Assets
Current assets (Note 2)
Cash and cash equivalents	$3,354,470	$1,404,370	$2,311,129
Accounts receivable, net of allowance for doubtful accounts of approximately $58,734, $54,678 and $89,913 (Note 5)	3,196,669	962,049	1,342,292
Inventory	2,022,078	44,343	—
Prepaid expenses and other assets	492,464	387,099	122,927

Total current assets	9,065,681	2,797,861	3,776,348

Property and equipment, net (Notes 1 and 2)	7,749,109	5,612,145	5,971,730

Other assets
Restricted Cash (Note 5)	1,177,834	500,000	500,000
Mortgage costs, net (Note 2)	54,090	65,285	87,675
Intangible assets, net	18,333	36,667	317,879
Deposits	4,500	—	—
Goodwill (Note 8)	3,137,528	490,000	490,000

Total other assets	4,392,285	1,091,952	1,395,554

	$21,207,075	$9,501,958	$11,143,632

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Balance Sheets

(continued)

		December 31,
	June 30, 2007	2006	2005
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt (Note 2)	$2,566,171	$228,545	$512,729
Accounts payable	1,748,220	307,884	406,370
Other current liabilities	820,819	—	—
Accrued payroll liabilities	333,441	18,922	126,830
Note payable (Note 9)	679,706	—	—
Interest payable	16,689	16,689	16,689
Deferred revenue	335,946	14,927	57,904

Total current liabilities	6,500,992	586,967	1,120,522
Long-term debt, less current maturities (Note 2)	4,604,345	3,786,069	4,006,510
Other long-term liabilities	7,962	—	—

Total liabilities	11,113,299	4,373,036	5,127,032

Commitments and contingencies (Notes 3 and 4)

Stockholders’ equity

Preferred stock, no par value, 1,000,000 shares authorized – none outstanding (Note 10)	—	—	—
Common stock, no par value, 100,000,000 shares authorized, 2007 – 5,489,989; 2006 – 3,322,769; 2005 – 3,253,556, shares issued and outstanding (Note 10)	—	—	—
Additional paid-in capital	20,536,094	15,823,614	15,489,370
Restricted stock	(250,833)	(301,000)	(191,556)
Other comprehensive income (loss)	502,222	(8,104)	(48,275)
Accumulated deficit	(10,693,707)	(10,385,588)	(9,232,939)

Total stockholders’ equity	10,093,776	5,128,922	6,016,600

	$21,207,075	$9,501,958	$11,143,632

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Operations

	Six month period ended June 30,		Years ended December 31,
	2007	2006 (Unaudited)	2006	2005
Revenues (Note 5)
Government contracts	$782,920	$1,709,052	$3,031,713	$4,223,554
Genetic identity	718,592	913,200	1,542,129	1,968,090
Commercial contracts	2,944,523	594,658	1,340,996	1,216,526
Clinical services	216,377	448,032	580,279	328,272
Other revenue	133,594	21,715	37,365	66,449

Total revenues	4,796,006	3,686,657	6,532,482	7,802,891

Cost of services
Overhead	1,687,801	1,295,408	2,559,196	2,399,589
Direct labor	1,264,914	905,981	1,754,664	1,868,806
Direct materials	873,996	600,477	1,124,846	1,292,943

Total cost of services	3,826,711	2,801,866	5,438,706	5,561,338

Gross profit	969,295	884,791	1,093,776	2,241,553

Research and Development	176,702	—	—	—
Selling, general and administrative	1,890,868	1,047,634	2,053,176	1,988,515

Operating (loss) income	(1,098,275)	(162,843)	(959,400)	253,038

Other income (expense)
Exchange gains (losses)	(55,261)	—	—	—
Interest expense	(187,225)	(149,885)	(297,873)	(242,319)
Other income	44,127	47,574	104,624	68,404

Total other income (expense)	(198,359)	(102,311)	(193,249)	(173,915)

Income (loss) before extraordinary gain	(1,296,634)	(265,154)	(1,152,649)	79,123
Extraordinary gain (Note 9)	988,515	—	—	—

Net income/(loss)	$(308,119)	$(265,154)	$(1,152,649)	$79,123

Basic and diluted income (loss) per common share before extraordinary gain	$(0.27)	$(0.08)	$(0.35)	$0.02

Basic and diluted income/(loss) per common share after extraordinary gain	$(0.06)	$(0.08)	$(0.35)	$0.02

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Stockholders’ Equity

	Number of Shares Outstanding	Additional Paid-in Capital	Restricted Stock	Other Comprehensive (Income)/Loss	Accumulated Deficit	Total
Balance, December 31, 2004	3,203,556	$15,273,870	$—	$—	$(9,312,062)	$5,961,808
Restricted stock	50,000	215,500	(191,556)	—	—	23,944
Net income	—	—	—	—	79,123	79,123
Change in unrealized gain (loss) on interest rate swap	—	—	—	(48,275)	—	(48,275)

Total comprehensive income	—	—	—	—	—	30,848

Balance, December 31, 2005	3,253,556	15,489,370	(191,556)	(48,275)	(9,232,939)	6,016,600
Issuance of common stock and stock options exercised	16,585	22,834	—	—	—	22,834
Restricted stock	52,628	248,614	(109,444)		—	139,170
Stock option expense	—	62,796	—	—	—	62,796
Net loss	—	—	—	—	(1,152,649)	(1,152,649)
Change in unrealized gain (loss) on interest rate swap	—	—	—	40,171	—	40,171

Total comprehensive loss	—	—	—	—	—	(1,112,478)

Balance, December 31, 2006	3,322,769	15,823,614	(301,000)	(8,104)	(10,385,588)	5,128,922
Issuance of common stock and stock options exercised	2,167,220	4,638,500	—	—	—	4,638,500
Restricted stock	—	23,990	50,167	—	—	74,157
Stock option expense	—	49,990	—	—	—	49,990
Net loss	—	—	—	—	(308,119)	(308,119)
Change in unrealized gain (loss) on interest rate swap	—	—	—	22,561	—	22,561
Foreign currency gain (loss)	—	—	—	487,765	—	487,765

Total comprehensive income	—	—	—	—	—	202,207

Balance, June 30, 2007	5,489,989	$20,536,094	$(250,833)	$502,222	$(10,693,707)	$10,093,776

See accompanying summary of accounting policies and notes to financial statements.

Consolidated Statements of Cash Flows

	Six Month Period Ended June 30,		Year Ended December 31,
	2007	2006 (Unaudited)	2006	2005
Operating activities
Net income/(loss)	$(308,119)	$(265,154)	$(1,152,649)	$79,123
Adjustments to reconcile net (loss)/income to cash provided by (used in) operating activities
Depreciation and amortization	484,528	454,512	899,891	963,526
Extraordinary gain	(988,515)	—
Stock based compensation	49,990	76,234	101,634	—
Changes in assets and liabilities
Accounts receivable	(433,934)	(325,154)	380,243	(10,353)
Prepaid expenses and inventory	(396,460)	(139,775)	(51,281)	(57,706)
Accounts payable and accrued expenses	1,721,151	244,521	(57,788)	136,865
Deposits	(4,500)	—
Deferred revenue	(99,606)	(28,524)	(42,976)	(103,698)

Cash provided by (used in) operating activities	24,535	16,660	77,074	1,007,757

Investing activities
Purchase of Mimotopes, net	(422,679)	—	(257,235)	—
Purchase of Tripos Discovery Research, net	3,490,297	—	—	—
Purchases of property and equipment	(160,024)	(180,410)	(236,703)	(450,711)
Purchase of FIL, net	—	—	—	(28,947)

Cash provided by (used) in investing activities	2,907,594	(180,410)	(493,938)	(479,658)

Financing activities
Principal payments of debt obligations, FIL	—	—	(300,000)	(300,000)
Principal payments on debt obligations, including capital lease obligations	(385,766)	(105,973)	(212,729)	(157,634)
Increase in restricted cash	(670,436)	—	—	(500,000)
Increase in loan costs, net	—	—	—	(1,371)
Proceeds from issuance of common stock	39,990	6,334	22,834	—

Cash used in financing activities	(1,016,212)	(99,639)	(489,895)	(959,005)

Effect of exchange rates on cash	34,183	—	—	—

Net increase (decrease) in cash and cash equivalents	1,950,100	(263,389)	(906,759)	(430,906)
Cash and cash equivalents, beginning of period	1,404,370	2,311,129	2,311,129	2,742,035

Cash and cash equivalents, end of period	$3,354,470	$2,047,740	$1,404,370	$2,311,129

Supplemental Disclosure of Cash Flow Information
Cash payments for interest	$187,225	$149,885	$297,873	$248,175

Non cash investing and financing activities, purchase of equipment through a capitalized lease	$26,535	—	—	$485,968

Fair value of stock issued in Mimotopes acquisition	$4,622,000	—	—	—

See accompanying summary of accounting policies and notes to financial statements.

Summary of Significant Accounting Policies

Nature of Business

Commonwealth Biotechnologies, Inc., (the “Company”), was formed on September 30, 1992, for the purpose of providing specialized analytical laboratory services for the life scientist. As the Company matured, it re-focused its core business activities and now provides integrated contract research support in four principal areas; bio-defense; laboratory support services for on-going clinical trials; comprehensive contract projects in the private sector; and through it FIL division, for paternity testing, forensic case-work analysis and CODIS work. Mimotopes (acquired in February 2007) has developed a number of proprietary and patented technologies and is an industry leader in the synthesis of research grade peptides.

Excelgen Limited (formerly know as Tripos Discovery Research Ltd (acquired June 2007)) is a leading drug discovery services business that provides pharmaceutical and biotechnology companies with novel approaches to drug discovery. In each of these areas, the Company provides sophisticated macromolecular synthetic and analytical services, integrating individual platform technologies so as to provide a comprehensive approach to solving complex problems in life science research.

Consolidation Policy

The consolidated financial statements include the accounts of Commonwealth Biotechnologies, Inc. and its wholly owned subsidiaries’ Mimotopes Pty, Ltd, Australia and Excelgen Limited (formerly known as Tripos Discovery Research Ltd), England. All inter-company accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in the prior period consolidated financial statements and notes to conform to the June 30, 2007 presentation.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon the completion of laboratory service projects, or upon the delivery and acceptance of biologically relevant materials that have been synthesized in accordance with project terms. Laboratory service projects are generally administered under fee-for-service contracts or purchase orders. Any revenues from research and development arrangements, including corporate contracts and research grants, are recognized pursuant to the terms of the related agreements as work is performed, or as scientific milestones, if any, are achieved. Amounts received in advance of the performance of services or acceptance of a milestone, are recorded as deferred revenue.

Foreign Currency Translation

The Company’s consolidated financial statements are reported in U.S. dollars. Assets and liabilities of foreign subsidiaries are translated using rates of exchange as of the balance sheet date, and related revenues and expenses are translated at average rates of exchange in effect during the period. Cumulative translation adjustments have been recorded as a separate component within other comprehensive income (loss) of stockholders’ equity. Realized gains and losses from foreign currency translactions are included in other income.

Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable through the estimated undiscounted future cash flows from the use of those assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recorded through June 30, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At times, the Company maintains cash balances in excess of FDIC insured amounts. The excess over the FDIC amount was approximately $4,075,000, $1,800,000 and $2,711,000 at June 30, 2007 and December 31, 2006 and 2005, respectively.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivable and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed principally by the straight-line method over the following estimated useful lives providing depreciation and amortization for financial reporting purposes. The cost of repairs and maintenance is expensed as incurred. The estimated useful lives of the assets are as follows:

Years
Buildings	39.5
Laboratory and computer equipment	3 -10
Furniture and fixtures and office equipment	7

Intangible assets

Intangible assets consist of a covenant not to compete, commercial contracts, listing of draw sites, listing of providers to assist in paternity testing and other related intangibles acquired in the purchase of Fairfax Identity Labs which are being amortized over 2 to 3 years.

Loan Costs

Loan costs are being amortized on a straight-line basis over the expected term of the mortgage.

Goodwill

Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is evaluated at least annually for impairment by comparing its fair value with its recorded amount and is written down when appropriate. Projected net operating cash flows are compared to the carrying amount of the goodwill recorded and if the estimated net operating cash flows are less than the carrying amount, a loss is recognized to reduce the carrying amount to fair value. Goodwill as of June 30, 2007 and December 31, 2006 and 2005 is a result of the acquisition by the Company of Mimotopes during 2007 and Fairfax Identity Labs during 2004. There was no impairment of goodwill at June 30, 2007 or December 31, 2006 and 2005.

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Income (Loss) Per Common Share

Basic income (loss) per share has been computed on the basis of the weighted-average number of common shares outstanding. Common shares which can be issued upon exercise of stock options and warrants have not been included in the computation for the periods ended June 30, 2007, June 30, 2006, December 31, 2006 and December 31, 2005 because their inclusion would have been anti-dilutive. Weighted average shares outstanding for basic and diluted loss per common share were 4,867,056, 3,310,073, 3,281,360 and 3,229,243 for the six month periods ended June 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and 2005, respectively.

Employee Stock Plans

The Company adopted a Stock Incentive Plan on June 24, 1997. The Plan provides for granting to employees, officers, directors, consultants and certain other non-employees of the Company options to purchase shares of common stock. A maximum of 410,000 shares of common stock may be issued pursuant to the Plan. Of the maximum number of shares to be issued under the Plan, 270,000 have been reserved for incentive awards to be granted to the founders of the Company, and 140,000 are reserved for incentive awards to be granted to others.

A 2000 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 300,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

A 2002 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 600,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

A 2007 Stock Incentive Plan was adopted by the Board of Directors and approved by the shareholders. The Plan makes up to 1,000,000 shares of common stock available for grants of restricted stock awards and stock options in the form of incentive stock options and non-qualified options to employees, directors and consultants of the Company.

Incentive awards may be in the form of stock options, restricted stock, incentive stock or tax offset rights. In the case of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), the exercise price will not be less than 100% of the fair market value of shares covered at the time of the grant, or 110% for incentive stock options granted to persons who own more than 10% of the Company’s voting stock. Options granted under the Plans generally vest over a five-year period from the date of grant and are exercisable for ten years, except that the term may not exceed five years for incentive stock options granted to persons who own more than 10% of the Company’s outstanding common stock.

Stock Based Compensation Plans

Beginning January 1, 2006, the Company adopted SFAS 123R, which recognizes share-based compensation expense for stock option grants. Prior to 2006, the Company applied Accounting Principles Bulletin (APB) Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations to account for employee stock compensation plans, and accordingly did not recognize compensation expense for stock options granted when the option price is greater than or equal to the underlying stock price at the date of grant. The following table illustrates the effect of net income if the fair value based method per 123R had been applied to all outstanding grants for the year ended December 2005.

2005
Net income as reported	$79,123

Proforma effect of recognizing stock-based compensation in accordance with FASB 123(R)	(670,927)

Proforma net loss	$(591,804)

Basic and diluted income (loss) per common share as reported	0.02
Proforma effect of recognizing stock-based compensation in accordance with FASB 123(R)	(0.18)

Proforma, loss per common share	$(0.16)

Under FASB No. 123(R), the fair value of each stock option and warrant is estimated on the date of grant using the Black-Scholes option pricing model. The following weighted-average assumptions were used for grants in 2005: no dividend yield, expected volatility of 42%, risk-free interest rate of 4.39% and expected lives of 10 years. In 2005, the Company vested all outstanding options of employees, excluding certain members of senior management.

Fair Value of Financial Instruments

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturity of the instruments. The carrying amount of debt approximates fair value because the interest rates under the credit agreement are predominantly variable, based on current market conditions.

Derivative Instruments and Hedging Activities

The Company uses interest rate swap agreements to manage variable interest rate exposure on the majority of its long-term debt. The Company’s objective for holding these derivatives is to decrease the volatility of future cash flows associated with interest payments on its variable rate debt. The Company does not issue derivative instruments for trading purposes. The Company accounts for its interest rate swap agreements as cash flow hedges. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in “accumulated other comprehensive income or loss” on the consolidated balance sheets and subsequently reclassified to interest expense when the hedged exposure affects income (i.e. as interest expense accrues on the related outstanding debt). Differences between the amounts paid and amounts received under the swap agreements are recognized in interest expense.

Changes in the ineffective portion of the fair value of the derivative are accounted for through interest expense. The notional principal value of the Company’s swap agreement outstanding as of June 30, 2007 is equal to the outstanding principal balance of the corresponding debt instrument.

New Accounting Pronouncements

In February 2006, The FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” This statement amends Statements No. 133 and 140 by: permitting fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation; clarifying which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133; establishing a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifying that concentrations of credit risk in the form of subordination are not embedded derivatives; and amending Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The statement is effective for fiscal years beginning after September 15, 2006. The adoption of this standard did not have a material effect on the Company’s financial condition or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109,” which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is more likely than not (greater than 50 percent) realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have an impact on the Company’s financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. While the Statement applies under other accounting pronouncements that require or permit fair value measurements, it does not require any new fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In addition, the Statement establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. Lastly, SFAS No. 157 requires additional disclosures for each interim and annual period separately for each major category of assets and liabilities. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the adoption of this Statement to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159 “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company does not believe the adoption of this statement will have a material effect on the Company’s financial statements.

Notes to Consolidated Financial Statements

1.	Property and Equipment

Property and equipment consisted of the following:

		December 31,
	June 30, 2007	2006	2005
Land	$403,919	$403,919	$403,919
Building	6,835,386	5,206,637	5,107,006
Laboratory equipment	5,912,519	5,136,424	5,043,837
Furniture, fixtures and office and computer equipment	1,116,909	663,123	618,638

	14,268,733	11,410,103	11,173,400
Less accumulated depreciation	6,519,624	5,797,958	5,201,670

	$7,749,109	$5,612,145	$5,971,730

Depreciation expense was $405,055 and $304,887 for the six months ended June 30, 2007 and 2006 (unaudited), respectively. Depreciation expense was $595,289 and $666,106 for the years ended December 31, 2006 and 2005, respectively.

Notes to Consolidated Financial Statements

(continued)

2.	Long-Term Debt

Long-term debt consists of:

		December 31,
	June 30, 2007	2006	2005
Mortgage Payable to BB&T due in monthly installments of approximately $36,000 with an interest rate of 8.75% as of June 30, 2007. The loan will mature in November 2009 and is collateralized by the corporate offices and laboratory facilities located in Richmond, Virginia, as well as other assets of the Company. The Company also entered into a swap transfer agreement essentially locking the interest rate paid by the Company to 7.975%.	$3,684,140	$3,740,890	$3,825,432

Note payable to Genetics & IVF Institute due in two installments of $300,000 on December 15, 2005 and December 15, 2006.	—	—	300,000

In January 2005, the Company entered into a leasing agreement with Technology Leasing Concepts for two pieces of laboratory equipment. The monthly principal and interest payments are $11,378. Both leases are for a forty-eight month period.	211,469	273,724	393,807

In February 2007, the Company entered into a thirty-six month leasing agreement with Technology Leasing Concepts for several pieces of computer equipment. The monthly principal and interest payments are $898.	24,079	—	—

Lease agreement with Bank of America which matures in April 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $218,000.	826,256	—	—

Lease agreement with Lombard North Central which matures in December 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $298,000.	1,603,539	—	—

Lease agreement with De Lage Landen which matures in February 2009. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $97,000.	594,641	—	—
Lease agreement with Societe Genrale witch matures in December 2008. The lease is collateralized by laboratory equipment located in Bude, Corwall England. The quarterly principal and interest payments are approximately $48,000.	$213,134	$—	$—
Miscellaneous capital leases	13,258	—	—

	7,170,516	4,014,614	4,519,239
Less current maturities	2,566,171	228,545	512,729

	$4,604,345	$3,786,069	$4,006,510

Notes to Consolidated Financial Statements

(continued)

2.	Long-Term Debt (continued)

Scheduled maturities of long-term debt are as follows:

For the twelve months ending June 30,
2008	$2,566,171
2009	1,115,522
2010	3,488,823

$7,170,516

The mortgage includes certain restrictive covenants, which require the Company to maintain minimum levels of the current ratio, debt to net worth and cash flow ratio’s. At June 30, 2007, the Company was in violation of these covenants, however, the Company was granted a waiver, through December 31, 2007, of these covenants by the bank providing certain conditions are met by December 31, 2007. These conditions are as follows:

The Company must receive $1,500,000 in net cash proceeds from the issuance of the Company’s capital stock and/or junior secured convertible notes, amend certain capital lease agreements to extend there maturity and decrease monthly lease requirements and secure an executed sale/leaseback agreement in the Richmond facility by January 1, 2008.

Notes to Consolidated Financial Statements

(continued)

3.	Leasing Commitments

The Company leases equipment and facilities under non-cancelable operating leases. Total expense for the six month periods ending June 30, 2007 and 2006 (unaudited) was $49,889 and $23,168, respectively. Total expense for the years ended December 31, 2006 and 2005 was $42,394 and $28,636, respectively. Leases are secured by the equipment. Future minimum rental commitments under operating leases as of June 30, 2007 are as follows:

Twelve Months Ending June 30,
2008	$204,864
2009	170,874
2010	66,624
2011	12,079

$454,441

4.	Retirement Plan

The Company maintains a 401(k) Plan (the “Plan”) which covers substantially all employees. Under the Plan, employees may elect to defer a portion of their salary, up to the maximum allowed by law, and the Company can elect to match the contribution up to 1% of the employee’s contribution. Company contributions were $12,555 and $8,390 for the six months ended June 30, 2007 and 2006 (unaudited), respectively. Company contributions were $22,285 and $18,367 for the years ended December 31, 2006 and 2005, respectively.

5.	Restricted Cash

Under the terms of the Company’s mortgage (Note 2), $400,000 is being held in escrow at June 30, 2007 by BB&T. These funds are eligible for release at the discretion of BB&T. Under the terms of the Company’s building lease pertaining to operations in England, $777,834 is being held in escrow by Southwest Economic Development Agency. Under the current agreement, the Landlord and the Company agrees that the annual rent shall be withdrawn by the landlord on the rent payment dates from the escrow account to settle the annual rent for the period of twelve months from the rent commencement date only.

6.	Income Taxes

The difference between expected income tax expense/benefit and income tax expense/benefit recorded in the financial statements is explained on the next page:

Notes to Consolidated Financial Statements

(continued)

			Year Ended December 31,
	Six Month Period Ended June 30, 2007 (audited)	Six Month Period Ended June 30, 2006 (unaudited)	2006	2005
Income taxes expense (benefit) computed at 34% statutory rate	$(104,800)	$(90,200)	$(391,800)	$26,900
State income tax expense benefit, net	(15,500)	(13,300)	(58,000)	4,000
Change in valuation allowance	567,200	233,100	464,000	7,500
Non-taxable Gain	(375,500)	—	—	—
Other	(71,400)	(129,6900)	(14,200)	(38,400)

	$—	$—	$—	$—

The significant components of deferred income tax assets and liabilities consist of the following:

		December 31,
	June 30, 2007	2006	2005
Deferred tax assets
Net operating loss carryforward	$4,360,000	$3,948,000	$3,626,000
Research and development credit carryforward	52,600	52,600	52,600
Intangibles	200,000	179,000	102,700
Interest rate swap	—	8,100	48,200
Allowance for doubtful accounts	24,300	20,800	34,200
Stock based compensation	50,000	38,600	—
Other	37,800	8,300	11,600

	4,724,700	4,255,400	3,875,300
Deferred tax liabilities
Interest rate swap	14,500	—	—
Tax depreciation in excess of book depreciation	106,000	218,400	302,300

Net deferred tax asset before valuation allowance	4,604,200	4,037,000	3,573,000
Less valuation allowance	4,604,200	4,037,000	3,573,000

	$—	$—	$—

Notes to Consolidated Financial Statements

(continued)

6.	Income Taxes (continued)

Operating loss carryforwards at June 30, 2007 of approximately $11,500,000 may be used to offset future taxable income and expire in various years through 2024. The Company also has research and development credit carryforwards at June 30, 2007 of approximately $53,000 that expire in various years through 2020.

7.	Stock Compensation

For the Six Month Periods Ended June 30, 2007 and 2006 (Unaudited)

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the six months ended June 30, 2007 included compensation expense for stock-based awards granted prior to, but not yet vested as of December 31, 2006, based on the fair value on the grant date. As stock-based compensation expense recognized in fiscal 2007 is based on awards ultimately expected to vest, it has been reduced for forfeitures.

Six Months Ended June 30, 2007	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term Years	Aggregate Intrinsic Value Shares (in thousands)
Options and warrants outstanding at January 1, 2007	924,839	$5.60	3.46	$125

Granted	67,000	2.05
Expired	(106,503)	8.89
Exercised	(12,222)	1.31

Options and warrants outstanding at June 30, 2007	873,114	$5.50	3.36	$287

Options and warrants exercisable at June 30, 2007	844,424	$5.30	3.36	$287

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

Stock-based compensation expense related to employee stock options recognized under SFAS No. 123(R) for the six months ended June 30, 2007 and 2006 was $49,990 and $31,398 respectfully and is included in selling general and administrative. As of June 30, 2007, total unamortized stock-based compensation cost related to non-vested stock options was $85,279, net of expected forfeitures, which is expected to be recognized during the remainder of 2007.

The total intrinsic value of options (which is the amount by which the stock price exceeded the exercise price of the options on the date of exercise) exercised during the six months ended June 30, 2007 was approximately $45,000. During the six months ended June 30, 2007, the Company received cash from the exercise of stock options in the amount of $16,000.

The following table sets forth fair value per share information, including related weighted-average assumptions, used to determine compensation cost for our stock options consistent with the requirements of SFAS No. 123R.

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Weighted average fair value per share of options granted during the period (estimated on granted grant date using Black-Scholes option-pricing model)	$1.30	$2.53

Assumptions:
Expected volatility	34.95%	20.85%

Expected annual dividend yield	0.00%	0.00%

Risk free rate of return	4.63%	5.15%

Expected option term (years)	10.0	10.0

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

The following table summarizes information about Restricted Stock Unit (RSU) activity for the six months ended June 30, 2007:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2006	66,667	$4.52

Granted	—	—
Vested	111,104	4.52
Forfeited	—	—

Non-vested at June 30,2007	55,563	$4.52

At June 30, 2007, there was approximately $250,000 of total unrecognized compensation cost related to non-vested RSUs granted under our stock plans which is expected to be recognized over a weighted-average period of 2.8 years. Compensation expense related to RSUs for the six months ended June 30, 2007 and 2006 was $50,000 for both periods, and is included in selling, general and administrative expenses.

For the Years Ended December 31, 2006 and 2005

In addition to employee stock option awards, the Company has reserved an aggregate of 57,811 shares of common stock for issuance upon exercise, management warrants (71,053), warrants issued in connection with the 2002 private placement (34,445) and in 2004 the private investment in a public entity (124,000).

Notes to Consolidated Financial Statements

(continued)

7.	Stock Compensation (continued)

Stock option transactions for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006	Weighted Average Exercise Price	2005	Weighted Average Exercise Price
Options and warrants outstanding, beginning of year	987,419	$5.60	889,598	$5.01
Granted	—	—	286,521	6.47
Exercised	(23,471)	1.53	—	—
Expired	(39,109)	4.41	(188,700)	6.45

Options and warrants outstanding, end of year	924,839	$6.07	987,419	$5.60

Options and warrants exercisable, end of year	888,584	$6.13	916,331	$6.01

Weighted-average fair value per option and warrants
For options and warrants granted during the year		—		$2.35

Weighted average fair value of options expired during 2006 was $3.12 and the fair value of options outstanding at December 31, 2006 was $2.51.

The following table summarizes information about stock options and warrants outstanding at June 30, 2007:

	Outstanding			Exercisable
Exercise Prices Per Share	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price Per Share	Number Exercisable	Weighted Average Exercise Price Per Share
$0.90 – 2.00	52,964	8	$1.10	52,964	$1.10
$2.01 – 5.49	440,431	7	3.90	411,741	3.53
$5.50 – 7.00	113,613	3	5.98	113,613	5.45
$7.01 – 9.49	124,000	6	7.57	124,000	7.57
$9.50 – 12.50	142,106	4	9.90	142,106	9.90

$0.90 – 12.50	873,114		$5.50	844,424	$5.30

Notes to Consolidated Financial Statements

(continued)

8.	Purchase of Mimotopes

In February 2007, the Company acquired all outstanding shares of Mimotopes Pty Ltd, an Australian limited company by issuing 2,150,000 shares of its common stock to PharmAust Chemistry Ltd, an Australian limited company. Based on the 2,150,000 shares at $2.15 per share, the acquisition price for the purchase of Mimotopes was approximately $4,623,000. In addition, the Company incurred approximately $432,000 of acquisition related costs. The fair value of assets and liabilities acquired were approximately $2,985,000 and $394,000, respectively, resulting in goodwill of approximately $2,464,000 as listed below:

At February 1, 2007 ($000s)
Cash	$107
Accounts receivable	645
Other current assets	34
Property, plant and equipment	2,199

Total assets acquired	2,985

Accounts payable and accruals	(376)
Long-term debt	(18)

Total liabilities assumed	(394)

Net assets acquired	$2,591

The issuance of the shares amounted to approximately 39.5% of the Company’s then outstanding shares. The results of operations of Mimotopes are included in the Company’s financial statements for the period beginning February 2007 and are reported on a consolidated basis.

9.	Purchase of Excelgen Limited (formerly known as Tripos Discovery Research)

In June 2007, the Company acquired all outstanding shares of Excelgen Limited (formerly known as Tripos Discovery Research), an English limited company by remitting $350,000 to Tripos Inc., a Utah corporation (Parent). Tripos UK Holdings Limited is a wholly-owned subsidiary of Parent and a private limited company incorporated in England. In addition, the Company has agreed to pay a promissory note of $468,997 for any advances made to Excelgen Limited from May 14, 2007 to the closing date. At the closing date the Company was also liable to Tripos, Inc. for approximately $673,000 related to certain accounts receivable, as calculated under the purchase agreement.

Notes to Consolidated Financial Statements

(continued)

9.	Purchase of Excelgen Limited (formerly known as Tripos Discovery Research) - continued

The following allocation of the purchase price is based upon the preliminary estimated valuation of assets and liabilities acquired from the purchase of Excelgen Limited. The purchase price of Excelgen Limited was approximately $1,269,000 (including acquisition costs of approximately $242,000). The fair value of assets acquired amounted to approximately $8,249,000 and the Company assumed liabilities of approximately $5,991,000 resulting in excess of net assets over amount paid of approximately $989,000 which is recorded as an extraordinary gain on the statement of operations. The acquisition was accounted for as a purchase in accordance with the Statement of Financial Standards (SFAS) No. 141, Business Combinations (SFAS No. 141) and is detailed below:

At June 1, 2007 ($000s)
Cash	$4,759
Accounts receivable	1,070
Inventory	2,091
Other current assets	329

Total assets acquired	8,249

Accounts payable and accruals	1,828
Other current liabialities	2,940
Long-term debt	1,223

Total liabilities assumed	5,991

Net assets acquired	$2,258

Had the acquisition of Excelgen Limited been completed at the beginning of January 2007, the Company’s pro forma results would have been as follows:

Notes to Consolidated Financial Statements

(continued)

9.	Purchase of Excelgen Limited (formerly known as Tripos Discovery Research) - continued

For the Six Months Ended June 30, 2007
Revenue	$6,995,070
Operating Expenses*	12,701,466

Loss before extraordinary gain	$(5,706,396)

Diluted loss before extraordinary gain	$(1.37)

Diluted loss per share	$(1.17)

*	The consolidated loss for Excelgen Limited includes $2,801,397 of impairment charges that were previously written off prior to the acquisition.

10.	Stockholders’ equity

In May 2007, stockholders approved an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from 10,000,000 to 100,000,000.

In May 2007, stockholders approved an amendment to the Company’s Articles of Incorporation creating a new class of 1,000,000 shares of undesignated preferred stock.

Notes to Consolidated Financial Statements

(continued)

11.	Earnings per Share

The Company follows the guidance provided in the Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. Basic earnings (loss) per common share are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments such as warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.

	Six months Ended June 30, 2007	Six months Ended June 30, 2006 (Unaudited)
BASIC EARNINGS (LOSS) PER SHARE:
Net Income (loss) before extraordinary gain	$(1,296,634)	$(265,154)
Extraordinary gain	988,515	—

Net Income (loss)	$(308,119)	$(265,154)

Weighted average shares outstanding	4,867,056	3,310,073

Basic, before extraordinary income	$(0.27)	$(0.08)
Basic loss per share	$(0.06)	$(0.08)

DILUTED (LOSS) PER SHARE:
Net loss before extraordinary gain	$(1,296,634)	$(265,154)
Extraordinary gain	988,515	—

Net loss	$(308,119)	$(265,154)

Weighted average shares outstanding	4,867,056	3,310,073
Stock options and warrants	—	—

Weighted average diluted shares outstanding	4,867,056	3,310,073

Diluted, before extraordinary gain	$(0.27)	$(0.08)
Diluted loss per share	$(0.06)	$(0.08)

Notes to Consolidated Financial Statements

(continued)

	Year Ended December 31, 2006	Year Ended December 31, 2005
BASIC EARNINGS PER SHARE:
Net Income (loss) before extraordinary gain	$(1,152,649)	$79,123
Extraordinary gain	—	—

Net Income (loss)	$(1,152,649)	$79,123

Weighted average shares outstanding	3,281,360	3,229,243

Basic, before extraordinary income	$(0.35)	$0.02
Basic earnings (loss) per share	$(0.35)	$0.02

DILUTED EARNINGS (LOSS) PER SHARE:
Net Income (loss) before extraordinary gain	$(1,152,649)	$79,123
Extraordinary gain	—	—

Net Income (Loss)	$(1,152,649)	$79,123

Weighted average shares outstanding	3,281,360	3,229,243
Stock options and warrants	—	—

Weighted average diluted shares outstanding	3,281,360	3,229,243

Diluted, before extraordinary gain	$(0.35)	$0.02
Diluted earnings, (loss) per share	$(0.35)	$0.02